UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

BROAD STREET REALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09043 (Commission File Number)	36-3361229 (IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350 Bethesda, Maryland (Address of principal executive offices)	20814 (Zip Code)

Registrant’s telephone number, including area code: 301-828-1200

MedAmerica Properties Inc.

Boca Center, Tower 1, 5200 Town Center Circle,

Suite 550,

Boca Raton, Florida 33486

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As described in its Current Report on Form 8-K filed on May 31, 2019, MedAmerica Properties Inc. (the “Company” or “MedAmerica”) and certain of its newly formed subsidiaries described further below entered into 19 separate agreements and plans of merger (collectively, as amended, the “Merger Agreements”) with each of Broad Street Realty, LLC (“BSR”), Broad Street Ventures, LLC (“BSV”) and each of BSV Avondale LLC, BSV Colonial Investor LLC, BSV Coral Hills Investors LLC, BSV Crestview Square LLC, BSV Cromwell Parent LLC, BSV Cypress Point Investors LLC, BSV Dekalb LLC, BSV Greenwood Investors LLC, BSV Highlandtown Investors LLC, BSV Hollinswood LLC, BSV Lamont Investors LLC, BSV Lamonticello Investors LLC, BSV LSP East Investors LLC, BSV Patrick Street Member LLC, BSV Premier Brookhill LLC, BSV Spotswood Investors LLC and BSV West Broad Investors LLC (collectively, the “Broad Street Entities”). The transactions contemplated by the Merger Agreements are referred to collectively as the “Mergers.”

On December 27, 2019, pursuant to certain of the Merger Agreements involving the parties described below (the “Initial Merger Agreements”), the Company completed the previously announced mergers of certain of its subsidiaries with each of BSR, BSV, BSV Coral Hills Investors LLC, BSV Avondale LLC, BSV Crestview Square LLC, BSV Dekalb LLC, BSV Hollinswood LLC, BSV Colonial Investor LLC, BSV Lamonticello Investors LLC, BSV Patrick Street Member LLC and BSV West Broad Investors LLC (collectively, the “Initial Broad Street Entities”), in each case, with the Initial Broad Street Entity surviving. As consideration for the mergers contemplated by the Initial Merger Agreements (the “Initial Mergers”), the Company issued an aggregate of 16,006,149 shares of its common stock, $0.01 par value per share (“Common Stock”), and Broad Street Operating Partnership, LP (the “Operating Partnership”) issued an aggregate of 2,827,904 units of limited partnership interest (“OP Units”) to the investors in the Initial Broad Street Entities. In addition, prior investors in the Broad Street Entities received an aggregate of $0.9 million in cash as a portion of the consideration for the Initial Mergers.

As a result of the Initial Mergers, the Company acquired the nine properties listed in the table below (the “Initial Properties”) and succeeded to the business of BSR, including its commercial brokerage, property management and development businesses. In addition, all of BSR’s employees are now employees of the Company or its subsidiaries. The following table provides information about the Initial Properties, which are primarily grocery-anchored neighborhood shopping center properties.

Property Name	City/State	Gross Leasable Area
Avondale Shops	Washington, D.C.	28,044
Coral Hills Shopping Center	Capitol Heights, MD	85,928
Crestview Square	Landover Hills, MD	74,279
Dekalb Plaza	East Norriton, PA	178,815
Hollinswood Shopping Center	Baltimore, MD	112,580
Midtown Colonial	Williamsburg, VA	98,043
Midtown Lamonticello	Williamsburg, VA	79,509
Vista Shops at Golden Mile	Frederick, MD	98,885
West Broad Commons	Richmond, VA	109,551
Total		865,634

Immediately prior to the completion of the Initial Mergers, the Company filed an amendment to its certificate of incorporation to change its name to Broad Street Realty, Inc. In addition, prior to the completion of the Initial Mergers, the Company engaged in certain transitions pursuant to which it was restructured as an “Up-C” corporation. The Company formed the Operating Partnership, Broad Street OP GP, LLC (the “General Partner”) and certain other subsidiaries of the Company related to the facilitation of the Initial Mergers (collectively, the “Merger Subs”). The Company, prior to the issuance of the OP Units in connection with the Initial Mergers, was the sole initial limited partner of the Operating Partnership and the General Partner, which is a wholly owned subsidiary of the Company, serves as the general partner of the Operating Partnership. Prior to the completion of the Initial Mergers, the Company contributed all of its assets, including its equity interests in its subsidiaries (other than its equity interests in the General Partner, the Operating Partnership and the Merger Subs) to the Operating Partnership in exchange for OP Units.

In addition, prior to the closing of the Initial Mergers and as described further under “Sub-OP Operating Agreement” in Item 1.01 below, the Operating Partnership formed a new subsidiary, Broad Street Big First OP LLC (the “Sub-OP”). Immediately following the closing of the Initial Mergers, the Company and the Operating Partnership contributed their interests in each of the Initial Broad Street Entities (other than BSR and BSV) to the Sub-OP. As a result, the Initial Properties are indirectly owned by the Sub-OP.

As of the completion of the Initial Mergers, prior investors in the Initial Broad Street Entities collectively own 85.1% of the shares of Common Stock of the Company and previously existing MedAmerica stockholders own 14.9%. The Company owns an 86.9% interest in the Operating Partnership and investors in the Initial Broad Street Entities receiving OP Units as consideration for the Initial Mergers collectively own a 13.1% interest in the Operating Partnership as of the completion of the Initial Mergers. Commencing on the 12-month anniversary of the date on which the OP Units are issued, each limited partner of the Operating Partnership (other than the Company) will have the right, subject to certain terms and conditions, to require the Operating Partnership to redeem all or a portion of the OP Units held by such limited partner in exchange for cash based on the market price of the Common Stock or, at the Company’s option and sole discretion, for shares of Common Stock on a one-for-one basis.

Following the completion of the remaining eight Mergers, investors in BSR, BSV and the Broad Street Entities collectively will own 91.5% of the shares of Common Stock of the Company and previously existing MedAmerica stockholders will own 8.5%. The Company will own a 90.6% interest in the Operating Partnership and investors in BSR, BSV and the Broad Street Entities receiving OP Units as consideration for the Mergers collectively will own a 9.4% interest in the Operating Partnership.

The Company can provide no assurances as to the timing of the closing of the additional Mergers or whether such Mergers will close at all.

On December 27, 2019, the Company issued a press release announcing the closing of the Initial Mergers. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.01.     Entry into a Material Definitive Agreement.

Basis Loan Agreement

On December 27, 2019, in connection with the closing of the Initial Mergers, each of BSV Colonial Owner LLC, BSV Lamonticello Owner LLC, BSV Dekalb LLC, BSV Crestview Square LLC, BSV Coral Hills LLC and BSV West Broad Commons LLC, each of which is an indirect subsidiary of the Company, as borrowers (collectively, the “Borrowers”), and Big Real Estate Finance I, LLC, a subsidiary of a real estate fund managed by Basis Management Group, LLC, as lender (the “Basis Lender”), entered into a loan agreement (the “Basis Loan Agreement”) pursuant to which the Basis Lender made a senior secured term loan of up to $66.9 million (the “Basis Term Loan”) to the Borrowers, of which $63.8 million was drawn at closing. Pursuant to the Basis Loan Agreement, the Basis Term Loan is secured by mortgages on the following properties that were acquired in connection with the closing of the Initial Mergers: Coral Hills, Crestview, Dekalb, Midtown Colonial, Midtown Lamonticello and West Broad. The Basis Term Loan matures on January 1, 2023, subject to two one-year extension options, subject to certain conditions. The Basis Term Loan bears interest at a rate equal to the greater of (i) LIBOR plus 3.850% per annum and (ii) 6.125% per annum. The Borrowers have entered into an interest rate cap that effectively caps LIBOR at 3.50% per annum.

The Company used the proceeds from the Basis Term Loan to repay indebtedness securing properties acquired in the Initial Mergers and for general corporate purposes, including the payment of certain transaction costs.

The Borrowers’ obligations under the Basis Loan Agreement are guaranteed by the Company and by Michael Z. Jacoby, the Company’s chairman and chief executive officer, and Thomas M. Yockey, a director of the Company. The Company has agreed to indemnify Mr. Yockey for any losses he incurs as a result of his guarantee of the Basis Term Loan.

The Basis Loan Agreement contains certain customary representations and warranties and affirmative negative and restrictive covenants, including certain property related covenants for the properties owned by the Sub-OP, including a requirement that certain capital improvements be made. The Basis Lender has certain approval rights over amendments or renewals of material leases (as defined in the Basis Loan Agreement) and property management agreements for the properties securing the Basis Term Loan.

If (i) an event of default exists, (ii) BSR or any other subsidiary of the Company serving as property manager for one of the secured parties becomes bankrupt, insolvent or a debtor in an insolvency proceeding, or there is a change of control of BSR or such other subsidiary without approval by the Basis Lender, (iii) a default occurs under the applicable management agreement, (iv) the property manager has engaged in fraud, willful misconduct, misappropriation of funds or is grossly negligent with regard to the applicable property, the Basis Lender may require a Borrower to replace BSR or such other subsidiary of the Company as the property manager and hire a third party manager approved by the Basis Lender to manage the applicable property.

The Borrowers are generally prohibited from selling the properties securing the Basis Term Loan and the Company is prohibited from transferring any interest in any of the Borrowers, in each case without consent from the Basis Lender. The Company is prohibited from engaging in transactions that would result in a Change in Control (as defined in the Basis Loan Agreement) of the Company. Under the Basis Loan Agreement, among other things, it is deemed a Change in Control if Michael Z. Jacoby ceases to be the chairman and chief executive officer of the Company and actively involved in the daily activities and operations of the Company and the Borrowers and a competent and experienced person is not approved by the Basis Lender to replace Mr. Jacoby within 90 days of him ceasing to serve in such roles.

The Basis Loan Agreement provides for standard events of default, including nonpayment of principal and other amounts when due, non-performance of covenants, breach of representations and warranties, certain bankruptcy or insolvency events and changes in control. If an event of default occurs and is continuing under the Basis Loan Agreement, the Basis Lender may, among other things, require the immediate payment of all amounts owed thereunder.

In addition, if there is a default by the Company under the MVB Loan (as defined below), by Mr. Jacoby under his guarantee of the MVB Loan or by Mr. Jacoby under a certain personal loan as long as he has pledged OP Units as collateral for such loan, and such default has not been waived or cured, then the Basis Lender will have the right to sweep the Borrowers’ cash account in which collects retains rental payments from the properties securing the Basis Term Loan on a daily basis in order for the Basis Lender to create a cash reserve that will serve as collateral for the Basis Term Loan.

The foregoing description of the Basis Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Basis Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Sub-OP Operating Agreement

On December 27 , 2019, in connection with the closing of the Initial Mergers, the Operating Partnership and Big BSP Investments, LLC, a subsidiary of a real estate fund managed by Basis Management Group, LLC (the “Preferred Investor”), entered into an amended and restated operating agreement of the Sub-OP (the “Operating Agreement”). Pursuant to the Operating Agreement, among other things, the Preferred Investor committed to make an investment of up to $10.7 million in the Sub-OP, of which $6.9 million was funded in connection with the closing of the Initial Mergers, in exchange for a 1.0% membership interest in the Sub-OP designated as Class A units.

Pursuant to the Operating Agreement, the Preferred Investor is entitled to a cumulative annual return of 14.0% on its initial capital contribution (the “Class A Return”), and the Preferred Investor will be entitled to a 20% return (the “Enhanced Class A Return”) on any additional capital contribution made to the Sub-OP. The Preferred Investor’s interests must be redeemed on or before the earlier of: (i) January 1, 2023 and (ii) the date on which the Basis Term Loan is paid in full (the “Redemption Date”). The Redemption Date may be extended to December 31, 2023 and December 31, 2024, in each case subject to certain conditions, including the payment of a fee equal to 0.25% of the Preferred Investor’s net invested capital for the first extension option and a fee of 0.50% of the Preferred Investor’s net invested capital for the second extension option. If the redemption price is paid on or before the Redemption Date, then the redemption price will be equal to (a) all unreturned capital contributions made by the Preferred Investor, (b) all accrued but unpaid Class A Return, (c) all accrued but unpaid Enhanced Class A Return and (d) all costs and other expenses incurred by the Preferred Investor in connection with the enforcement of its rights under the Operating Agreement.

The Operating Partnership serves as the managing member of the Sub-OP. However, the Preferred Investor has approval rights over certain major decisions (as defined in the Operating Agreement), including, but not limited to, (i) the incurrence of new indebtedness or modification of existing indebtedness by the Sub-OP or its direct or indirect subsidiaries, (ii) capital expenditures over $250,000, (iii) any proposed change to a property directly or indirectly owned by the Sub-OP, (iv) direct or indirect acquisitions of new properties, (v) the sale or other disposition of any property directly or indirectly owned by the Sub-OP, (v) the issuance of additional membership interests in the Sub-OP, (vi) the entry into any new material lease or any amendment to an existing material lease and (vii) decisions regarding the dissolution, winding up or liquidation of the Sub-OP or the filing of any bankruptcy petition by the Sub-OP.

Under certain circumstances, including in the event that the Preferred Investor’s interests are not redeemed on or prior to the Redemption Date (as it may be extended), the Preferred Investor may remove the Operating Partnership as the manager of the Sub-OP and as the manager for each of the property owning entities held under the Sub-OP.

The obligations of the Operating Partnership under the Operating Agreement are guaranteed by the Company, Michael Z. Jacoby, the Company’s chairman and chief executive officer, and Thomas M. Yockey, a director of the Company. The Company has agreed to indemnify Mr. Yockey for any losses he incurs as a result of this guarantee.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the Operating Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

MVB Loan

On December 27, 2019, in connection with the closing of the Initial Mergers, the Company, the Operating Partnership and BSR entered into a loan agreement (the “MVB Loan Agreement”) with MVB Bank, Inc. (“MVB”) with respect to a $6.5 million loan consisting of a $4.5 million term loan (the “MVB Term Loan”) and a $2.0 million revolving credit facility (the “MVB Revolver”). The MVB Term Loan matures on December 27, 2022 and the MVB Revolver matures on December 27, 2020. Both the MVB Term Loan and the MVB Revolver have a fixed interest rate of 6.75% per annum.

The MVB Term Loan and the MVB Revolver were fully drawn at closing.

The MVB Loan Agreement is secured by certain personal property of the Company, the Operating Partnership and BSR. In addition, Mr. Jacoby has pledged the shares of Common Stock and OP Units received as consideration in the Initial Mergers as collateral under the MVB Loan Agreement. The obligations of the Company and the Operating Partnership under the MVB Loan Agreement are guaranteed by a subsidiary of the Company and Michael Z. Jacoby, in his individual capacity.

The MVB Loan Agreement contains certain customary representations and warranties and affirmative and negative covenants. The MVB Loan Agreement also requires the Company to maintain (as such terms are defined in the MVB Loan Agreement) (i) a debt service coverage ratio of at least 1.30 to 1.00, (ii) an EBITDA to consolidated funded debt ratio of less than 8.0% and (iii) an aggregate minimum unencumbered cash, including funds available under other lines of credit, of greater than $5.0 million.

The MVB Loan Agreement provides for standard events of default, including nonpayment of principal and other amounts when due, non-performance of covenants, breach of representations and warranties, certain bankruptcy or insolvency events and changes in control. If an event of default occurs and is continuing under the MVB Loan Agreement, MVB may, among other things, require the immediate payment of all amounts owed thereunder.

The foregoing description of the MVB Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the MVB Loan Agreement, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Tax Protection Agreements

On December 27, 2019, pursuant to the Merger Agreements, the Company and the Operating Partnership entered into tax protection agreements (the “Tax Protection Agreements”) with each of the prior investors in BSV Colonial Investor LLC, BSV Lamonticello Investors LLC and BSV Patrick Street Member LLC, including Michael Z. Jacoby, Thomas M. Yockey and Alexander Topchy, in connection with their receipt of OP Units in certain of the Initial Mergers. Pursuant to the Tax Protection Agreements, until the seventh anniversary of the completion of the Initial Mergers, the Company and the Operating Partnership may be required to indemnify the other parties thereto for their tax liabilities related to built-in gain that exists with respect to the properties known as Midtown Colonial, Midtown Lamonticello and Vista Shops at Golden Mile (the “Protected Properties”). Furthermore, until the seventh anniversary of the completion of the Initial Mergers, the Company and the Operating Partnership will be required to use commercially reasonable efforts to avoid any event, including a sale of the Protected Properties, that triggers built-in gain to the other parties to the Tax Protection Agreements, subject to certain exceptions, including like-kind exchanges under Section 1031 of the Internal Revenue Code.

The foregoing description of the Tax Protection Agreements is qualified in its entirety by reference to the Tax Protection Agreements, which are filed as Exhibits 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Amendments to Merger Agreements

On December 27, 2019, the Company, the Operating Partnership, certain of their subsidiaries and each of, BSV Cromwell Parent LLC, BSV Cypress Point Investors LLC, BSV Greenwood Investors LLC, BSV Highlandtown Investors LLC, BSV Lamont Investors LLC, BSV LSP East Investors LLC, BSV Premier Brookhill LLC and BSV Spotswood Investors LLC entered into amendments to the Merger Agreements to which such entities are party (the “Amendments”) with respect to the Mergers other than the Initial Mergers. The Amendments amend such Merger Agreements in order to extend the outside date for the closing of the additional Mergers to March 31, 2020.

The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13 and 10.14 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information included in the “Explanatory Note” above regarding the completion of the Initial Mergers is incorporated into this Item 2.01 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Basis Loan Agreement and the MVB Loan Agreement set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in under the “Explanatory Note” above regarding the agreement to issue shares of Common Stock and OP Units in the Initial Mergers is incorporated into this Item 3.02 by reference. The shares of Common Stock and OP Units were issued upon the closing of the Initial Mergers pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D thereunder. Issuances of Common Stock and OP Units were only made to investors in BSR, BSV and the Initial Broad Street Entities who qualify as “accredited investors” as defined under the Securities Act.

In addition, in connection with the closing of the Initial Mergers, the Company issued 200,000 shares of Common Stock to Boca Equity Partners LLC (“BEP”), an affiliate of Gary O. Marino, the Company’s former chairman, as consideration for certain obligations owed by the Company to BEP. The shares of Common Stock issued to BEP were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 4.01.      Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Registrant’s Certifying Accountant.

On December 27, 2019, the Company’s board of directors dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm effective as of that date.

The audit reports of Marcum on the Company’s financial statements for each of the two fiscal years ending December 31, 2018 and December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2018 and December 31, 2017, as well as during the subsequent interim period preceding December 27, 2019, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Marcum with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company has provided Marcum with a copy of this Current Report on Form 8-K and requested that Marcum provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Marcum agrees with the above disclosures under this Item 4.01. A copy of Marcum’s letter dated December 27, 2019 is attached hereto as Exhibit 16.1.

(b)	Appointment of New Certifying Accountant.

On December 27, 2019, upon completion of the Initial Mergers, the Company engaged BDO USA, LLP (“BDO”) as its new independent registered public accounting firm upon approval of the Company’s board of directors. During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through December 27, 2019, the effective date of the Company’s engagement of BDO, the Company did not consult with BDO regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K. Prior to the completion of the Initial Mergers, BDO served as the auditor of the Initial Broad Street Entities.

Item 5.01 Change in Control of the Registrant.

The information included in the “Explanatory Note” above and under Item 5.02 below with respect to the changes in the Company’s board of directors is incorporated into this Item 5.01 by reference. In addition, pursuant to the Merger Agreements, until the first anniversary of the last closing under the Merger Agreements, the Company is required to nominate Joseph R. Bencivenga and Vineet P. Bedi as directors at any annual meeting of the Company’s stockholders.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in the Board of Directors

On December 27, 2019, effective immediately prior to the effective time of the Initial Mergers, Donald S. Denbo, Paul S. Dennis, Gary O. Marino and Bennet Marks resigned from the Company’s board of directors. Such resignations were made in accordance with the terms of the Merger Agreements and were not the result of any disagreement with the Company.

Effective immediately prior to the effective time of the Initial Mergers, the Company’s board of directors increased the size of the board by one from six directors to seven directors. In accordance with the terms of the Merger Agreements, BSR had the right to fill the five vacancies created as a result of the resignations and increase in the size of the board of directors described above. The board of directors, at the direction of BSR in accordance with the Merger Agreements, filled the vacancies by appointing Michael Z. Jacoby, Thomas M. Yockey, Jeffrey H. Foster, Daniel J.W. Neal and Samuel M. Spiritos with such appointments effective as of the effective time of the Initial Mergers. Joseph R. Bencivenga and Vineet P. Bedi will remain on the Company’s board of directors. In addition, the board of directors has appointed Mr. Jacoby as chairman of the board.

As previously disclosed, concurrently with the entry into the Merger Agreements, Messrs. Jacoby and Yockey entered into a representation, warranty and indemnification agreement (the “Representation, Warranty and Indemnification Agreement”) with MedAmerica and the Operating Partnership, pursuant to which they have agreed to indemnify the Company and the Operating Partnership for certain breaches of the representations and warranties of BSR, BSV and the Broad Street Entities contained in the Merger Agreements for a period of one year following the closing of the Mergers, subject to certain exception and limitations. In addition, as described above under Item 1.01, Messrs. Jacoby and Yockey have agreed to individually guarantee certain obligations of the Borrowers and the Operating Partnership under the Basis Loan Agreement and the Operating Agreement. Mr. Yockey also has entered into an agreement with the Company pursuant to which the Company has agreed to indemnify Mr. Yockey for any losses he incurs as a result of his guarantees under the Basis Loan Agreement and the Operating Agreement.

As consideration in the Initial Mergers as a result of their interests in the Initial Broad Street Entities, (i) Mr. Jacoby received 1,645,576 shares of Common Stock and 856,805 OP Units, (ii) Mr. Yockey received 1,645,576 shares of Common Stock and 420,523 OP Units and (iii) Mr. Neal received, directly or indirectly, 419,711 shares of Common Stock. As consideration in the remaining eight Mergers as a result of their interests in the remaining Broad Street Entities, (i) Mr. Jacoby will receive an aggregate of approximately 905,974 shares of Common Stock and 136,213 OP Units, (ii) Mr. Yockey will receive an aggregate of approximately 905,974 shares of Common Stock and 136,213 OP Units and (iii) Mr. Neal will receive, directly or indirectly, an aggregate of approximately 327,859 shares of Common Stock.

In addition, as described above, Messrs. Jacoby and Yockey entered into the Tax Protection Agreements with the Company and the Operating Partnership.

Changes in Executive Officers

On December 27, 2019, effective immediately prior to the effective time of the Initial Mergers, Joseph R. Bencivenga resigned as the Company’s chief executive officer, Robert Schellig resigned as the Company’s senior vice president and general counsel and Patricia K. Sheridan resigned as the Company’s chief financial officer. In accordance with the Merger Agreements, effective as of the effective time of the Initial Mergers, Michael Z. Jacoby was appointed as the Company’s chief executive officer and Alexander Topchy was appointed as the Company’s chief financial officer.

As consideration in the Initial Mergers as a result of his interests in the Initial Broad Street Entities, Mr. Topchy received an aggregate of 86,459 shares of Common Stock and 48,320 OP Units. As consideration in the remaining seven Mergers as a result of his interests in the remaining Broad Street Entities, Mr. Topchy will receive 52,810 shares of Common stock and 14,338 OP Units. In addition, as described above, Mr. Topchy entered into the Tax Protection Agreements with the Company and the Operating Partnership.

Except as described herein, none of the newly appointed executive officers nor members of their immediate families has or had an indirect interest in any transaction in which the Company or its subsidiaries is or was a participant that is required to be disclosed under Item 404(a) of Regulation S-K.

For more information about the Company’s directors and officers, please see “Directors and Executive Officers—Directors and Executive Officers after the Mergers” in the Company’s Schedule 14F-1 that was filed with the SEC on October 31, 2019.

Employment Agreements

On December 27, 2019, Mr. Jacoby and Mr. Topchy entered into employment agreements with the Company and the Operating Partnership.

The employment agreements each have initial three-year terms with automatic one-year renewals thereafter, unless the executive or the Company provides timely notice of non-renewal to the other party. Mr. Jacoby’s employment agreements provides for a base salary of $400,000 per year and Mr. Topchy’s employment agreement provides for a base salary of $215,000, both of which may be adjusted from time to time. Each employment agreement provides the executive with an annual bonus opportunity, which may be adjusted annually thereafter at the discretion of the Company’s compensation committee, or by the board of directors in the absence of a compensation committee. Pursuant to the employment agreements, the executives will be eligible to receive an annual bonus based on achievement of performance objectives to be established by the Company’s compensation committee, or by the board of directors in the absence of a compensation committee. The executive will also be eligible to receive equity-based incentives, as determined by the compensation committee, or by the board of directors in the absence of a compensation committee, and participate in other compensatory and benefit plans generally available to all employees.

The employment agreements provide that, if the executive’s employment is terminated:

●

by the Company for “cause” (as defined in the employment agreements), by the executive without “good reason” (as defined in the employment agreements), as a result of a non-renewal of the employment term by the executive, or due to the executive’s death, then the executive will receive the following payments (the “Accrued Benefits”): (i) all accrued but unpaid wages through the termination date; (ii) all accrued but unused vacation through the termination date; and (iii) all approved, but unreimbursed, business expenses;

●

by the Company without “cause,” by the executive for “good reason,” or as a result of a non-renewal of the employment term by us, then the executive will receive (in addition to the Accrued Benefits): (i) any earned but unpaid bonus relating to the bonus year completed prior to the date of termination; (ii) COBRA continuation coverage premiums required for the coverage of the executive (and his eligible dependents) under the Company’s medical group health plan for a period of 18 months, or until the executive is employed by a third party that provides comparable coverage at no cost to the executive; and (iii) a separation payment payable in equal installments over a period of 12 months following the termination equal to the sum of three times (3x) for Mr. Jacoby, and two times (2x) for Mr. Topchy of their (A) then current base salary and (B) average annual bonus for the two completed annual bonus periods immediately preceding the termination (if the termination occurs before completion of two years, the bonus amount is based on the executive’s target bonus for any non-completed fiscal year, together, if applicable, with the annual bonus earned for any completed year, with partial year amounts annualized); or

●

due to the executive’s “disability” (as defined in the employment agreements), then the executive (or his estate and/or beneficiaries, as the case may be) will receive (in addition to the Accrued Benefits): (i) any earned but unpaid bonus relating to the bonus year completed prior to the date of termination and (ii) COBRA continuation coverage premiums required for the coverage of the executive (or his eligible dependents) under the Company’s medical group health plan, for a period of 18 months or until the executive is employed by a third party that provides comparable coverage at no cost to the executive.

Additionally, in the event of a change in control (as defined in the employment agreements), other than as contemplated by the Merger Agreements, or if the executive’s employment is terminated by the Company without “cause,” by the executive for “good reason” or as a result of a non-renewal of the employment term by us, all of the executive’s outstanding unvested equity-based awards will vest and become immediately exercisable and unrestricted.

The executive’s right to receive the severance payments and benefits described above is subject to his delivery and non-revocation of an effective general release of claims in favor of the Company and compliance with customary restrictive covenant provisions, including, relating to confidentiality, noncompetition, nonsolicitation, cooperation and nondisparagement.

The foregoing description of the employment agreements is qualified in its entirety by reference to the employment agreements, which are filed as Exhibits 10.15 and 10.16 hereto and incorporated herein by reference.

Indemnification Agreements

On December 27, 2019, the Company entered into customary indemnification agreements (the “Indemnification Agreements”) with each of the members of the Company’s board of directors and Mr. Topchy. The Indemnification Agreements provide for indemnification by the Company to the fullest extent permitted by law and advancement of certain expenses and costs by the Company relating to claims, suits or proceedings arising from the directors and officers service to the Company.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.17 hereto and incorporated herein by reference.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the effective time of the Initial Mergers, on December 27, 2019, the Company filed a certificate of amendment to its certificate of incorporation (the “Charter Amendment”) in order to change its name to “Broad Street Realty, Inc.” In addition, on December 27, 2019, the Company’s board of directors adopted the Company’s Amended and Restated Bylaws solely to reflect the name change.

The foregoing descriptions of the Charter Amendment and the Company’s Amended and Restated Bylaws are qualified in their entirety by reference to the Charter Amendment and the Company’s Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. These statements are based on current expectations of the Company’s management with respect to the transactions and other matters described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of any of the remaining Merger Agreements; the outcome of any legal proceedings that may be instituted against the Company, the Broad Street entities or others  in connection with the Mergers; the inability to complete the remaining Mergers due to the failure to satisfy other conditions to completion of the remaining Mergers, including the financing condition and obtaining consent from the requisite lenders, or otherwise; the ability to recognize the benefits of the Mergers; the amount of the costs, fees, expenses and charges related to the Mergers; the Company’s substantial leverage as a result of indebtedness incurred and preferred equity issued in connection with the Mergers, which could adversely affect the Company’s ability to pay cash dividends and meet other cash needs; the Company’s ability to repay, refinance, restructure and/or extend its indebtedness as it comes due; the availability of financing and capital to the Company; the Company’s ability to identify, finance, consummate and integrate additional acquisitions or investments; adverse economic or real estate developments, either nationally or in the markets in which the Company’s properties are located; adverse changes in financial markets or interest rates; the nature and extent of competition for tenants and acquisitions; other factors affecting the retail industry or the real estate industry generally; and other risks that are set forth under “Risk Factors” in MedAmerica’s Annual Report on Form 10-K for the year ended December 31, 2018, and other documents filed by the Company with the SEC from time to time. The Company can provide no assurances that the remaining Mergers will close on the timing described herein or at all. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. Except as otherwise may be required by law, the Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements of the acquired businesses and properties will be filed in accordance with Rules 8-04 and 8-06 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this initial Current Report was required to be filed.

(b)	Unaudited Pro Forma Financial Information.

The required pro forma financial statements of the Company will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the date on which this Current Report was required to be filed.

(d)     Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of MedAmerica Properties Inc., filed with the Delaware Secretary of State on December 27, 2019.
3.2	Amended and Restated Bylaws of Broad Street Realty, Inc.
10.1

Loan Agreement, dated as of December 27, 2019, by and among BSV Colonial Owner LLC, BSV Lamonticello Owner LLC, BSV Dekalb LLC, BSV Crestview Square LLC, BSV Coral Hills LLC and BSV West Broad Commons LLC, collectively as borrower, and Big Real Estate Finance I, LLC, as lender.

10.2

Operating Agreement, dated as of December 27, 2019, by and among Broad Street BIG First OP LLC, BIG BSP Investments, LLC, Broad Street Operating Partnership, LP and any Persons admitted to Broad Street BIG First OP LLC as Substitute Member(s) in accordance with the express terms of the Agreement.

10.3	Loan Agreement, dated as of December 27, 2019, by and among MVB Bank, Inc., Broad Street Operating Partnership, LP, Broad Street Realty, Inc. and Broad Street Realty, LLC.
10.4

Tax Protection Agreement, dated as of December 27, 2019, by and among Broad Street Realty, Inc., Broad Street Operating Partnership, LP, Initial Protected Partners listed on Schedule 1 of the Agreement

10.5

Tax Protection Agreement, dated as of December 27, 2019, by and among Broad Street Realty, Inc., Broad Street Operating Partnership, LP, Initial Protected Partners listed on Schedule 1 of the Agreement and any substitute or additional Protected Partners in accordance with the terms of the Agreement.

10.6

Tax Protection Agreement, dated as of December 27, 2019, by and among Broad Street Realty, Inc., Broad Street Operating Partnership, LP, Initial Protected Partners listed on Schedule 1 of the Agreement and any substitute or additional Protected Partners in accordance with the terms of the Agreement.

10.7

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Cromwell Parent LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV

Cromwell Merger Sub LLC.

10.8

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Cypress Point Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Cypress Point Merger Sub LLC.

10.9

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Greenwood Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV

Greenwood Merger Sub LLC.

10.10

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Highlandtown Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Highlandtown Merger Sub LLC.

10.11

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Lamont Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Lamont Merger Sub LLC

10.12

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV LSP East Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV LSP East Merger Sub LLC.

10.13

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Premier Brookhill LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Brookhill Merger Sub LLC.

10.14

Second Amendment to the Agreement and Plan of Merger, dated as of May 28, 2019, by and among BSV Spotswood Investors LLC, Broad Street Operating Partnership, LP, MedAmerica Properties Inc. and BSV Spotswood Merger Sub LLC.

10.15	Employment Agreement, dated as of December 27, 2019, by and among Broad Street Realty, Inc., Broad Street Operating Partnership, LP, a Delaware limited partnership and Michael Jacoby.
10.16	Employment Agreement, dated as of December 27, 2019, by and among Broad Street Realty, Inc., Broad Street Operating Partnership, LP, a Delaware limited partnership and Alexander Topchy.
10.17	Form of Indemnification Agreement by and among Broad Street Realty, Inc. and the executive officers and directors listed on Exhibit A thereto.
16.1	Letter of Marcum LLP to the Securities and Exchange Commission, dated as of December 27, 2019.
99.1	Press Release dated December 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY INC.
December 27, 2019
	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby
Chief Executive Officer